Exhibit 3.1

RESTATED Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT    ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Gran Tierra Energy Inc.
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: The Corporation Trust Company of Nevada Name ☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)

Name of Noncommercial Registered Agent OR    Name of Title of Office or Other Position with Entity
          Nevada
Street Address City Zip Code
          Nevada
Mailing Address (if different from street address) City Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of Shares with par value: 595,000,002	Par value per share: $ 0.001	Number of shares without par value: -0-
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/ trustees)	1. N/A Name Street Address City State Zip Code 2. Name Street Address City State Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: See attached for full description of purpose.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	. N/A X Name Incorporator Signature Address City State Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X N/A Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

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RESTATED ARTICLES OF INCORPORATION
OF
GRAN TIERRA ENERGY INC.
a Nevada corporation
Pursuant to NRS 78.403
(continued)

Third Article (continued)

The total number of shares of all classes of stock which Gran Tierra Energy Inc., a Nevada Corporation (the “Corporation”) shall have authority to issue is five hundred ninety-five million and two (595,000,002), to be divided into four (4) classes, of which five hundred seventy million (570,000,000) shares, par value of $0.001, shall be designated as Common Stock (“Common Stock”); one (1) share, par value of $0.001, shall be designated as Special A Voting Stock (the “Special A Voting Stock”); one (1) share, par value of $0.001, shall be designated as Special B Voting Stock (the “Special B Voting Stock”); and twenty-five million (25,000,000) shares, par value of $0.001, shall be designated as Preferred Stock (“Preferred Stock”).
A. Common Stock
The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is five hundred seventy million (570,000,000) shares, par value of $0.001 per share. All stock when issued shall be fully paid and non-assessable. The Board of Directors of the Corporation may, at its discretion and by resolution of the Board of Directors, issue any authorized but unissued Common Stock of the Corporation which has not been reserved for issuance upon the exercise of any outstanding warrants, options, or other documents evidencing the right to acquire the Common Stock of the Corporation.
Each share of Common Stock shall be entitled to one vote at any meeting of the Corporation’s stockholders duly called for in accordance with the Nevada Revised Statutes, either in person or by proxy. Cumulative voting shall not be permitted for the election of individuals to the Corporation’s Board of Directors or for any other matters brought before any meeting of the Corporation’s stockholders, regardless of the nature thereof. Stockholders of the Corporation’s Common Stock shall not be entitled to any pre-emptive or preferential rights to acquire additional Common Stock of the Corporation.
B. Special A Voting Stock
The Special A Voting Stock shall have the designation, preferences and rights as set forth below:
1. Number of Shares: There shall be one (1) share of Special A Voting Stock.
2. Dividends or distributions: Neither the holder nor, if different, the owner of the Special A Voting Stock shall be entitled to receive dividends or distributions in its capacity as holder or owner thereof.
3. Voting Rights: The holder of the Special A Voting Stock shall have the following voting rights:
3.1 The holder of the Special A Voting Stock shall be entitled to vote on each matter on which stockholders of the Corporation generally are entitled to vote, and the holder of the Special A Voting Stock shall be entitled, in accordance with and subject to paragraph 3.2 below, to cast on each such matter a number of votes equal to the number of non-voting exchangeable shares (“Goldstrike Exchangeable Shares”) of Gran Tierra Goldstrike, Inc., an Alberta corporation, and its successors-at-law, whether by merger, amalgamation or otherwise, then outstanding that are not owned by the Corporation or any other entity of which a majority of the shares (or similar interests) entitled to vote in the election of members of the board of directors (or similar governing body) of such other entity is held, directly or indirectly, by the Corporation (any such entity a “subsidiary” of the Corporation).
3.2 The holder of the Special A Voting Stock shall have the right to receive notice of and to attend and, subject to paragraph 3.4 below, vote at any general meeting of the Corporation as follows:

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(a) on a show of hands, the holder of the Special A Voting Stock, or its proxy, shall have one vote in addition to any votes which may be cast by a holder of Goldstrike Exchangeable Shares (other than Corporation and any subsidiary of the Corporation) (a “Goldstrike Beneficiary”) (or its nominee) on such show of hands as proxy for the holder of the Special A Voting Stock in accordance with paragraph 3.4 below;
(b) on a poll, the holder of the Special A Voting Stock shall have one vote for every Goldstrike Exchangeable Share then outstanding (a) that is owned by a Goldstrike Beneficiary, and (b) as to which the holder of the Special A Voting Stock has received timely voting instructions from the Goldstrike Beneficiary. Votes may be given either personally or by proxy and a Goldstrike Beneficiary entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
3.3 The holder of the Special A Voting Stock shall be entitled to demand that a poll be taken on any resolution, whether before or after a show of hands.
3.4 If so instructed by a Goldstrike Beneficiary, the holder of the Special A Voting Stock shall be entitled to appoint the Goldstrike Beneficiary, or such other person as that Goldstrike Beneficiary nominates, as proxy to attend and to exercise personally in place of the holder of the Special A Voting Stock that number of votes equal to the number of Goldstrike Exchangeable Shares held by the Goldstrike Beneficiary (the “Goldstrike Beneficiary Votes”). A proxy need not be a stockholder of the Corporation. A Goldstrike Beneficiary (or its nominee) exercising its Goldstrike Beneficiary Votes shall have the same rights as the holder of the Special A Voting Stock to speak at the meeting in favor of any matter and to vote on a show of hands or on a poll in respect of any matter proposed.
4. Redemption: At such time as no Goldstrike Exchangeable Shares (other than Goldstrike Exchangeable Shares belonging to the Corporation or any subsidiary of the Corporation) shall be outstanding and there are no shares of stock, debt, options, rights, warrants, or other securities convertible, exchangeable or exercisable for, or other agreements which could give rise to the issuance of, any Goldstrike Exchangeable Shares to any person (other than the Corporation or any subsidiary of the Corporation), the share of Special A Voting Stock shall be automatically redeemed for $0.001, but only out of funds legally available therefor, and upon any such redemption of the Special A Voting Stock by the Corporation, the share of Special A Voting Stock shall be deemed retired and cancelled and may not be reissued.
5. Voting as a Single Class: Except as otherwise provided herein or by applicable law, the holder of the Special A Voting Stock, the holder of the Special B Voting Stock and the holders of the Common Stock, together with any other class or series of the Corporation’s voting stock to the extent provided in the applicable certificate(s) of amendment or designation, shall vote together as one class for the appointment of directors of the Corporation and on all other matters submitted to a vote of the stockholders of the Corporation.
C. Special B Voting Stock
The Special B Voting Stock shall have the designation, preferences and rights as set forth below:
1. Number of Shares: There shall be one (1) share of Special B Voting Stock.
2. Dividends or distributions: Neither the holder nor, if different, the owner of the Special B Voting Stock shall be entitled to receive dividends or distributions in its capacity as holder or owner thereof.
3. Voting Rights: The holder of the Special B Voting Stock shall have the following voting rights:
3.1 The holder of the Special B Voting Stock shall be entitled to vote on each matter on which stockholders of the Corporation generally are entitled to vote, and the holder of the Special B Voting Stock shall be entitled, in accordance with and subject to paragraph 3.2 below, to cast on each such matter a number of votes equal to the number of non-voting exchangeable shares (“Solana Exchangeable Shares”) of Gran Tierra Exchangeco Inc., an Alberta corporation, and its successors-at-law, whether by merger, amalgamation or otherwise, then outstanding that are not owned by the Corporation or its affiliates (as such term is defined in the Securities Act (Alberta)) (any such entity an “affiliate” of the Corporation).
3.2 The holder of the Special B Voting Stock shall have the right to receive notice of and to attend and, subject to paragraph 3.4 below, vote at any annual or special meeting of the stockholders of the Corporation as follows:

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(a) on a show of hands, the holder of the Special B Voting Stock, or its proxy, shall have one vote for each Solana Exchangeable Share then outstanding (i) that is owned by a holder of Solana Exchangeable Shares (other than the Corporation and any affiliate of the Corporation) (a “Solana Beneficiary”) and (ii) as to which the holder of the Special B Voting Stock has received timely voting instructions from the Solana Beneficiary;
(b) on a poll, the holder of the Special B Voting Stock shall have one vote for each Solana Exchangeable Share then outstanding (i) that is owned by a Solana Beneficiary, and (ii) as to which the holder of the Special B Voting Stock has received timely voting instructions from the Solana Beneficiary.
Votes may be given either personally or by proxy and a Solana Beneficiary entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
3.3 The holder of the Special B Voting Stock shall be entitled to demand that a poll be taken on any resolution, whether before or after a show of hands.
3.4    If so instructed by a Solana Beneficiary, the holder of the Special B Voting Stock shall be entitled to appoint the Solana Beneficiary, or such other person as that Solana Beneficiary nominates, as proxy to attend and to exercise personally in place of the holder of the Special B Voting Stock that number of votes equal to the number of Solana Exchangeable Shares held by the Solana Beneficiary (the “Solana Beneficiary Votes”). A proxy need not be a stockholder of the Corporation. A Solana Beneficiary (or its nominee) exercising its Solana Beneficiary Votes by such a proxy shall have the same rights as the holder of the Special B Voting Stock to speak at the meeting in favor of any matter and, with respect to the number of Solana Exchangeable Shares subject to such proxy, to vote on a show of hands or on a poll in respect of any matter proposed.
4. Redemption: At such time as no Solana Exchangeable Shares (other than Solana Exchangeable Shares belonging to the Corporation or any affiliate of the Corporation) shall be outstanding and there are no shares of stock, debt, options, rights, warrants, or other securities convertible, exchangeable or exercisable for, or other agreements which could give rise to the issuance of, any Solana Exchangeable Shares to any person (other than the Corporation or any affiliate of the Corporation), the share of Special B Voting Stock shall be automatically redeemed for $0.001, but only out of funds legally available therefor, and upon any such redemption of the Special B Voting Stock by the Corporation, the share of Special B Voting Stock shall be deemed retired and cancelled and may not be reissued.
5. Voting as a Single Class: Except as otherwise provided herein or by applicable law, the holder of the Special B Voting Stock, the holder of the Special A Voting Stock and the holders of the Common Stock, together with any other class or series of the Corporation’s voting stock to the extent provided in the applicable certificate(s) of amendment or designation, shall vote together as one class for the election or appointment of directors of the Corporation and on all other matters submitted to a vote of the stockholders of the Corporation.
D. Preferred Stock
The aggregate number of shares of Preferred Stock which the Corporation shall have the authority to issue is twenty-five million (25,000,000) shares, $0.001 par value, which may be issued in such series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.
Fourth Article (continued)
The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (l).
Fifth Article (continued)
The objects for which this corporation is formed are to engage in any lawful activity, including, but not limited to the following:
(a) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

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(b) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.
(c) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound, up according to law.
(d) Shall have power to sue and be sued in any court of law or equity.
(e) Shall have power to make contracts.
(f) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold zeal and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.
(g) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.
(h) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders. Shall have power to wind up and dissolve itself, or be wound up or dissolved.
(j) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.
(k) Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.
(l) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all rights, powers and privileges of ownership, including the right to vote, if any.
(m) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property to fund.
(n) Shall have power to conduct business, have one or more offices, and conduct any legal activity in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.
(o) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendments thereof.
(p) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.
(q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

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Eighth Article
The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.
Ninth Article
The corporation is to have perpetual existence.
Tenth Article
In furtherance and not in limitation of the powers conferred by the statute, the Board of Directors is expressly authorized:
(a) Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the corporation.
(b) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.
(c) By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the corporation, which, to the extent provided in the resolution, or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee, or committees, shall have such name, or names as may be stated in the By-Laws of the corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.
(d) When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the corporation.
Eleventh Article
No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.
Twelfth Article
No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided., however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.
Eleventh Article
This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

Executed this 6 day of August 2009

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GRAN TIERRA ENERGY INC.
/s/ Dana Coffield
Dana Coffield
President

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